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                                                                    EXHIBIT 21.1


     SUBSIDIARIES OF THE REGISTRANT
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     Data Labs, Inc., a Delaware corporation
     Yurie Sales Corporation, a Delaware corporation
     Yurie Development Corporation, a Delaware corporation
     Yurie R & D, Inc., a Delaware corporation
     Yurie Engineering of California, Inc., a California corporation Yurie (Barbados) Inc., a Barbados corporation
     Yuri Korea, Inc., a Korean corporation